Exhibit 99.1

              STEELCASE GROWS SALES AND EARNINGS IN SECOND QUARTER

                -NORTH AMERICA REVENUE GROWS 15% OVER PRIOR YEAR-

    GRAND RAPIDS, Mich., Sept. 20 /PRNewswire-FirstCall/ -- Steelcase Inc. (NYSE: SCS) today reported revenue totaling $789.7 million for its second quarter of fiscal 2007. Revenue increased 12.3 percent compared to $702.9 million in the prior year quarter. Second quarter revenue was in line with company expectations.

    As compared to the prior year, second quarter revenue includes $7.9 million from newly consolidated dealers, $3.7 million of revenue from dealer acquisitions completed within the last year and a favorable impact of $7.6 million from currency translation effects.

    Steelcase reported net income of $26.6 million, or $0.18 per share for the second quarter of fiscal 2007, consistent with the company's estimates. This compares to $13.8 million or $0.09 per share in the same quarter of the prior year.

    Included in second quarter results were net restructuring charges totaling $(2.8) million after-tax primarily related to ongoing facility rationalization in the company's North America business segment. Net restructuring charges were $(6.1) million after-tax in the prior year quarter.

    "As another sign of our continued progress, we are pleased to report nearly twice the net income compared to the same period one year ago," said James P. Hackett, president and CEO. "Steelcase generated double-digit sales growth, led by a 15.5% revenue increase in our North America business segment."

    Cost of sales, which does not include restructuring charges, was 68.5 percent of revenue and consistent with the prior year. Improved pricing yield, volume and benefits of prior restructuring actions helped offset higher material and freight costs.

    Gross margin was 30.9 percent of revenue, an improvement from 30.4 percent last year. Excluding restructuring charges, gross margin was consistent with the prior year level.

    Operating expenses, as a percent of revenue, decreased 100 basis points from prior year to 25.5 percent because of leverage from higher sales volume and cost control.

    Reported operating income was $42.4 million, or 5.4 percent of revenue, and includes pre-tax restructuring charges of $(4.4) million. Operating income without restructuring charges was $46.8 million, or 6.0 percent of revenue compared with 5.0 percent in the prior year.

    Other income, on a net basis, increased to $6.7 million, up $5.6 million from the prior year primarily because of higher interest income.

    Income tax expense included a $1.1 million reserve adjustment which increased the company's effective tax rate for the quarter to 39.5%. For the full year, the company expects its effective tax rate to be approximately 37%.

    The company issued new senior notes of $250 million on August 7 and redeemed the existing $250 million senior notes on September 6, after the required 30 day notice period. The issuance of the new notes during the second quarter and the redemption of the existing notes during the third quarter resulted in temporarily higher cash and debt balances at the end of the second quarter. As a result, total cash and cash equivalents increased to $707.0 million at the end of the quarter and debt increased to $506.0 million.

    The company also repurchased 1.35 million shares at a total cost of $21.3 million, during the quarter.

    "In addition to the revenue growth, we continue to see significant improvements in profitability in our North America segment," said James P. Keane, chief financial officer. "We are benefiting from our investments in plant rationalization and lean process improvements that are driving fixed cost reductions and productivity gains."

    Outlook

    Steelcase expects third quarter sales to be 5% to 9% percent higher than the prior year. Order growth rates in Steelcase Design Partnership and International were strong in the second quarter. North America's orders softened in the second half of the quarter but returned to previous levels in the first few weeks of September.

    The company expects to report earnings between $0.14 and $0.19 per share in the third quarter, including restructuring charges of $(2.0) to $(6.0) million after-tax. The company reported earnings of $0.13 per share in the third quarter of the prior year which included $(4.6) million after-tax restructuring charges.

    Mr. Hackett said, "We are pleased with our progress across all business segments. We are particularly excited about the potential for growing our Nurture healthcare business with the continuing introduction of new products and recent acquisition of Softcare Innovations. This expands our ability to provide complete solutions for our healthcare customers."

Business Segment Results
(in millions)

                                                      Second Quarter
                                                    Three Months Ended
                                           ------------------------------------
                                            Aug. 25,     Aug. 26,
                                              2006         2005        % Inc.
                                           ----------   ----------   ----------
Revenue
North America (1)                          $    463.5   $    401.3         15.5%
Steelcase Design Partnership(2)                  90.9         85.9          5.8%
International (3)                               159.0        145.1          9.6%
Other (4)                                        76.3         70.6          8.1%
                                           ----------   ----------
  Consolidated Revenue                     $    789.7   $    702.9         12.3%
                                           ==========   ==========

Operating Income
North America                              $     35.7   $     20.5
Steelcase Design Partnership                      8.8          8.2
International                                    (0.4)        (4.1)
Other                                            (1.7)         0.7
                                           ----------   ----------
  Consolidated Operating Income            $     42.4   $     25.3
                                           ==========   ==========

Operating Income Percent                          5.4%         3.6%         1.8%

                                                       Year-To-Date
                                                     Six Months Ended
                                           ------------------------------------
                                            Aug. 25,     Aug. 26,
                                              2006         2005        % Inc.
                                           ----------   ----------   ----------
Revenue
North America (1)                          $    870.9   $    781.3         11.5%
Steelcase Design Partnership (2)                174.8        168.7          3.6%
International (3)                               326.4        297.8          9.6%
Other (4)                                       144.9        131.1         10.5%
                                           ----------   ----------
  Consolidated Revenue                     $  1,517.0   $  1,378.9         10.0%
                                           ==========   ==========

Operating Income
North America                              $     58.2   $     34.6
Steelcase Design Partnership                     15.5         16.2
International                                     4.2         (6.7)
Other                                            (7.5)        (3.6)
                                           ----------   ----------
  Consolidated Operating Income            $     70.4   $     40.5
                                           ==========   ==========

Operating Income Percent                          4.6%         2.9%         1.7%

Pre-Tax Restructuring Charges Included in Business Segment Results (in millions, % of revenue)

                                             Second Quarter                           Year-To-Date
                                           Three Months Ended                       Six Months Ended
                                 -------------------------------------   -------------------------------------
                                     August 25,          August 26,          August 25,          August 26,
                                        2006                2005                2006                2005
                                 -----------------   -----------------   -----------------   -----------------
North America                    $   3.6       0.8%  $   5.0       1.2%  $   5.6       0.6%  $  10.9       1.4%
Steelcase Design
 Partnership                        (0.1)     (0.1)%       -         -       0.1       0.1%        -       0.0%
International                        0.9       0.6%      4.8       3.3%      3.0       0.9%      9.7       3.3%
Other                                  -       0.0%     (0.1)     (0.1)%       -       0.0%     (0.1)     (0.1)%
                                 -------   -------   -------   -------   -------   -------   -------   -------
  Consolidated Charges           $   4.4       0.6%  $   9.7       1.4%  $   8.7       0.6%  $  20.5       1.5%
                                 =======   =======   =======   =======   =======   =======   =======   =======

    Business Segment Footnotes

    (1) North America business segment includes the company's Steelcase and Turnstone brands, consolidated dealers in the U.S. and Canada, and services.

    (2) Steelcase Design Partnership business segment includes Brayton, The Designtex Group, Details, Metro and Vecta.

    (3) International business segment includes all manufacturing and sales operations outside the U.S. and Canada.

    (4) Other includes Steelcase Financial Services, PolyVision, IDEO subsidiaries, other ventures and unallocated corporate expenses.

Non-GAAP Financial Measures

Steelcase Inc.

                                                        Three Months Ended
                                           ---------------------------------------------
                                              August 25, 2006         August 26, 2005
                                           ---------------------   ---------------------
Revenue                                    $   789.7       100.0%  $   702.9       100.0%
Cost of sales                                  540.9        68.5       481.1        68.5
Restructuring costs                              4.5         0.6         7.8         1.1
                                           ---------   ---------   ---------   ---------
  Gross margin                                 244.3        30.9       214.0        30.4
Operating expenses                             202.0        25.5       186.8        26.5
Restructuring costs                             (0.1)          -         1.9         0.3
                                           ---------   ---------   ---------   ---------
  Operating income                         $    42.4         5.4%  $    25.3         3.6%
                                           =========   =========   =========   =========

Gross Margin, as reported                  $   244.3        30.9%  $   214.0        30.4%
Restructuring Charges                            4.5         0.6         7.8         1.1
                                           ---------   ---------   ---------   ---------
Gross Margin, excluding
  restructuring charges                    $   248.8        31.5%  $   221.8        31.5%
                                           =========   =========   =========   =========

Operating Income, as reported              $    42.4         5.4%  $    25.3         3.6%
Restructuring Charges                            4.4         0.6         9.7         1.4
                                           ---------   ---------   ---------   ---------
Operating Income, excluding
  restructuring charges                    $    46.8         6.0%  $    35.0         5.0%
                                           =========   =========   =========   =========

                                                         Six Months Ended
                                           ---------------------------------------------
                                              August 25, 2006         August 26, 2005
                                           ---------------------   ---------------------
Revenue                                    $ 1,517.0       100.0%  $ 1,378.9       100.0%
Cost of sales                                1,044.0        68.8       948.7        68.8
Restructuring costs                              8.6         0.6        16.3         1.2
                                           ---------   ---------   ---------   ---------
  Gross margin                                 464.4        30.6       413.9        30.0
Operating expenses                             393.9        26.0       369.2        26.8
Restructuring costs                              0.1           -         4.2         0.3
                                           ---------   ---------   ---------   ---------
  Operating income                         $    70.4         4.6%  $    40.5         2.9%
                                           =========   =========   =========   =========

Gross Margin, as reported                  $   464.4        30.6%  $   413.9        30.0%
Restructuring Charges                            8.6         0.6        16.3         1.2
                                           ---------   ---------   ---------   ---------
Gross Margin, excluding
  restructuring charges                    $   473.0        31.2%  $   430.2        31.2%
                                           =========   =========   =========   =========

Operating Income, as reported              $    70.4         4.6%  $    40.5         2.9%
Restructuring Charges                            8.7         0.6        20.5         1.5
                                           ---------   ---------   ---------   ---------
Operating Income, excluding
  restructuring charges                    $    79.1         5.2%  $    61.0         4.4%
                                           =========   =========   =========   =========

North America

                                                        Three Months Ended
                                           ---------------------------------------------
                                              August 25, 2006         August 26, 2005
                                           ---------------------   ---------------------
Revenue                                    $   463.5       100.0%  $   401.3       100.0%
Cost of sales                                  326.2        70.4       285.5        71.1
Restructuring costs                              3.6         0.8         5.0         1.3
                                           ---------   ---------   ---------   ---------
  Gross margin                                 133.7        28.8       110.8        27.6
Operating expenses                              98.0        21.1        90.3        22.5
                                           ---------   ---------   ---------   ---------
  Operating income                         $    35.7         7.7%  $    20.5         5.1%
                                           =========   =========   =========   =========

Gross Margin, as reported                  $   133.7        28.8%  $   110.8        27.6%
Restructuring Charges                            3.6         0.8         5.0         1.3
                                           ---------   ---------   ---------   ---------
Gross Margin, excluding
 restructuring charges                     $   137.3        29.6%  $   115.8        28.9%
                                           =========   =========   =========   =========

Operating Income, as reported              $    35.7         7.7%  $    20.5         5.1%
Restructuring Charges                            3.6         0.8         5.0         1.3
                                           ---------   ---------   ---------   ---------
Operating Income, excluding
 restructuring charges                     $    39.3         8.5%  $    25.5         6.4%
                                           =========   =========   =========   =========

                                                         Six Months Ended
                                           ---------------------------------------------
                                              August 25, 2006         August 26, 2005
                                           ---------------------   ---------------------
Revenue                                    $   870.9       100.0%  $   781.3       100.0%
Cost of sales                                  618.5        71.0       559.9        71.7
Restructuring costs                              5.6         0.7        10.9         1.4
                                           ---------   ---------   ---------   ---------
  Gross margin                                 246.8        28.3       210.5        26.9
Operating expenses                             188.6        21.6       175.9        22.5
                                           ---------   ---------   ---------   ---------
  Operating income                         $    58.2         6.7%  $    34.6         4.4%
                                           =========   =========   =========   =========

Gross Margin, as reported                  $   246.8        28.3%  $   210.5        26.9%
Restructuring Charges                            5.6         0.7        10.9         1.4
                                           ---------   ---------   ---------   ---------
Gross Margin, excluding
 restructuring charges                     $   252.4        29.0%  $   221.4        28.3%
                                           =========   =========   =========   =========

Operating Income, as reported              $    58.2         6.7%  $    34.6         4.4%
Restructuring Charges                            5.6         0.7        10.9         1.4
                                           ---------   ---------   ---------   ---------
Operating Income, excluding
 restructuring charges                     $    63.8         7.4%  $    45.5         5.8%
                                           =========   =========   =========   =========

Steelcase Design Partnership

                                                        Three Months Ended
                                           ---------------------------------------------
                                              August 25, 2006         August 26, 2005
                                           ---------------------   ---------------------
Revenue                                    $    90.9       100.0%  $    85.9       100.0%
Cost of sales                                   57.1        62.8        53.1        61.8
                                           ---------   ---------   ---------   ---------
  Gross margin                                  33.8        37.2        32.8        38.2
Operating expenses                              25.1        27.6        24.6        28.6
Restructuring charges                           (0.1)       (0.1)          -           -
                                           ---------   ---------   ---------   ---------
  Operating income                         $     8.8         9.7%  $     8.2         9.6%
                                           =========   =========   =========   =========

Gross Margin, as reported                  $    33.8        37.2%  $    32.8        38.2%
Restructuring Charges                              -           -           -           -
                                           ---------   ---------   ---------   ---------
Gross Margin, excluding
 restructuring charges                     $    33.8        37.2%  $    32.8        38.2%
                                           =========   =========   =========   =========

Operating Income, as reported              $     8.8         9.7%  $     8.2         9.6%
Restructuring Charges                           (0.1)       (0.1)          -           -
                                           ---------   ---------   ---------   ---------
Operating Income, excluding
 restructuring charges                     $     8.7         9.6%  $     8.2         9.6%
                                           =========   =========   =========   =========

                                                         Six Months Ended
                                           ---------------------------------------------
                                              August 25, 2006         August 26, 2005
                                           ---------------------   ---------------------
Revenue                                    $   174.8       100.0%  $   168.7       100.0%
Cost of sales                                  110.0        62.9       104.2        61.8
                                           ---------   ---------   ---------   ---------
  Gross margin                                  64.8        37.1        64.5        38.2
Operating expenses                              49.2        28.1        48.3        28.6
Restructuring charges                           (0.1)       (0.1)          -           -
                                           ---------   ---------   ---------   ---------
  Operating income                         $    15.5         8.9%  $    16.2         9.6%
                                           =========   =========   =========   =========

Gross Margin, as reported                  $    64.8        37.1%  $    64.5        38.2%
Restructuring Charges                            0.1         0.1           -           -
                                           ---------   ---------   ---------   ---------
Gross Margin, excluding
 restructuring charges                     $    64.8        37.1%  $    64.5        38.2%
                                           =========   =========   =========   =========

Operating Income, as reported              $    15.5         8.9%  $    16.2         9.6%
Restructuring Charges                            0.1         0.1           -           -
                                           ---------   ---------   ---------   ---------
Operating Income, excluding
 restructuring charges                     $    15.6         9.0%  $    16.2         9.6%
                                           =========   =========   =========   =========

International

                                                        Three Months Ended
                                           ---------------------------------------------
                                              August 25, 2006         August 26, 2005
                                           ---------------------   ---------------------
Revenue                                    $   159.0       100.0%  $   145.1       100.0%
Cost of sales                                  108.3        68.1       100.5        69.3
Restructuring costs                              0.9         0.6         2.7         1.8
                                           ---------   ---------   ---------   ---------
  Gross margin                                  49.8        31.3        41.9        28.9
Operating expenses                              50.2        31.6        43.9        30.3
Restructuring costs                                -           -         2.1         1.4
                                           ---------   ---------   ---------   ---------
  Operating income (loss)                  $    (0.4)       (0.3)% $    (4.1)       (2.8)%
                                           =========   =========   =========   =========

Gross Margin, as reported                  $    49.8        31.3%  $    41.9        28.9%
Restructuring Charges                            0.9         0.6         2.7         1.8
                                           ---------   ---------   ---------   ---------
Gross Margin, excluding
 restructuring charges                     $    50.7        31.9%  $    44.6        30.7%
                                           =========   =========   =========   =========

Operating Income (Loss), as reported       $    (0.4)       (0.3)% $    (4.1)       (2.8)%
Restructuring Charges                            0.9         0.6         4.8         3.2
                                           ---------   ---------   ---------   ---------
Operating Income, excluding
 restructuring charges                     $     0.5         0.3%  $     0.7         0.4%
                                           =========   =========   =========   =========

                                                         Six Months Ended
                                           ---------------------------------------------
                                              August 25, 2006         August 26, 2005
                                           ---------------------   ---------------------
Revenue                                    $   326.4       100.0%  $   297.8       100.0%
Cost of sales                                  220.8        67.7       205.2        68.9
Restructuring costs                              3.0         0.9         5.3         1.8
                                           ---------   ---------   ---------   ---------
  Gross margin                                 102.6        31.4        87.3        29.3
Operating expenses                              98.4        30.1        89.6        30.1
Restructuring costs                                -         0.0         4.4         1.4
                                           ---------   ---------   ---------   ---------
  Operating income (loss)                  $     4.2         1.3%  $    (6.7)       (2.2)%
                                           =========   =========   =========   =========

Gross Margin, as reported                  $   102.6        31.4%  $    87.3        29.3%
Restructuring Charges                            3.0         0.9         5.3         1.8
                                           ---------   ---------   ---------   ---------
Gross Margin, excluding
 restructuring charges                     $   105.6        32.3%  $    92.6        31.1%
                                           =========   =========   =========   =========

Operating Income (Loss), as reported       $     4.2         1.3%  $    (6.7)       (2.2)%
Restructuring Charges                            3.0         0.9         9.7         3.2
                                           ---------   ---------   ---------   ---------
Operating Income, excluding
 restructuring charges                     $     7.2         2.2%  $     3.0         1.0%
                                           =========   =========   =========   =========

    Webcast

    Steelcase will discuss second quarter fiscal 2007 results and business outlook on a conference call and webcast at 11:00 a.m. EDT today. Links to the webcast are available at http://www.steelcase.com/ir . Related presentation slides will be available on the company's website shortly before the start of the webcast.

    Non-GAAP Financial Measures

    This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

    The non-GAAP financial measures used within the company's earnings release are: second quarter and six months year-to-date consolidated gross margin, excluding restructuring costs for the current and prior year in dollars and as a percent of revenue; and second quarter and six months year-to-date operating income, excluding restructuring costs for the current and prior year in dollars and as a percent of revenue, on a consolidated basis and for each business segment. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

    Forward-looking Statements

    From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

    About Steelcase Inc.

    Steelcase, the global leader in the office furniture industry, helps people have a better work experience by providing products, services and insights into the ways people work. The company designs and manufactures architecture, furniture and technology products. Founded in 1912 and headquartered in Grand Rapids, Michigan, Steelcase (NYSE: SCS) serves customers through a network of more than 800 independent dealers and approximately 13,000 employees worldwide. Fiscal 2006 revenue was $2.9 billion. Learn more at http://www.steelcase.com .

                                 STEELCASE INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                      (in millions, except per share data)

                                          Three Months Ended           Six Months Ended
                                       ------------------------    ------------------------
                                       August 25,    August 26,    August 25,    August 26,
                                          2006          2005          2006          2005
                                       ----------    ----------    ----------    ----------
Revenue                                $    789.7    $    702.9    $  1,517.0    $  1,378.9
Cost of sales                               540.9         481.1       1,044.0         948.7
Restructuring costs                           4.5           7.8           8.6          16.3
                                       ----------    ----------    ----------    ----------
  Gross margin                              244.3         214.0         464.4         413.9
Operating expenses                          202.0         186.8         393.9         369.2
Restructuring costs                          (0.1)          1.9           0.1           4.2
                                       ----------    ----------    ----------    ----------
  Operating income                           42.4          25.3          70.4          40.5
Interest expense                             (5.1)         (4.4)         (9.2)         (9.6)
Other income, net                             6.7           1.1          11.6           1.9
                                       ----------    ----------    ----------    ----------
  Income before income taxes                 44.0          22.0          72.8          32.8
Income tax expense                           17.4           8.2          28.0          12.3
                                       ----------    ----------    ----------    ----------
  Net income                           $     26.6    $     13.8    $     44.8    $     20.5
                                       ==========    ==========    ==========    ==========
Basic and diluted per share data:
  Earnings                             $     0.18    $     0.09    $     0.30    $     0.14
                                       ==========    ==========    ==========    ==========
Dividends declared
 per common share                      $     0.10    $     0.09    $     0.20    $     0.15
                                       ==========    ==========    ==========    ==========
Weighted average shares
 outstanding - basic                        149.0         148.3         149.2         148.2
                                       ==========    ==========    ==========    ==========
Weighted average shares
 outstanding - diluted                      150.0         148.6         150.6         148.5
                                       ==========    ==========    ==========    ==========

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (in millions)

                                                 Aug. 25,      Feb. 24,
                                                   2006          2006
                                                ----------    ----------
              ASSETS

Current assets:
  Cash and cash equivalents                     $    707.0    $    423.8
  Accounts receivable, net                           396.3         381.9
  Inventories                                        162.5         147.9
  Other current assets                               158.6         174.5
                                                ----------    ----------
      Total current assets                         1,424.4       1,128.1
                                                ----------    ----------
Property and equipment, net                          494.6         524.8
Company owned life insurance                         199.5         196.6
Goodwill and other intangible assets, net            283.9         284.8
Other assets                                         209.5         210.2
                                                ----------    ----------
      Total assets                              $  2,611.9    $  2,344.5
                                                ==========    ==========
    LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                              $    198.9    $    189.6
  Short-term borrowings and current
   portion of long-term debt                         255.7         261.8
  Accrued expenses:
    Employee compensation                            119.6         127.9
    Employee benefit plan obligations                 25.9          34.1
    Other                                            236.3         222.8
                                                ----------    ----------
      Total current liabilities                      836.4         836.2
                                                ----------    ----------
Long-term liabilities:
  Long-term debt less current
   maturities                                        250.3           2.2
  Employee benefit plan obligations                  235.3         239.7
  Other long-term liabilities                         63.1          61.5
                                                ----------    ----------
      Total long-term liabilities                    548.7         303.4
                                                ----------    ----------
      Total liabilities                            1,385.1       1,139.6
                                                ----------    ----------
Shareholders' equity:
  Common stock                                       297.6         309.9
  Additional paid in capital                           5.3           3.4
  Accumulated other comprehensive loss               (24.7)        (39.1)
  Deferred compensation - restricted stock               -          (3.1)
  Retained earnings                                  948.6         933.8
                                                ----------    ----------
      Total shareholders' equity                   1,226.8       1,204.9
                                                ----------    ----------
      Total liabilities and shareholders'
       equity                                   $  2,611.9    $  2,344.5
                                                ==========    ==========

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                                  (in millions)

                                                      (Unaudited)
                                                    Six Months Ended
                                                ------------------------
                                                  Aug. 25,     Aug. 26,
                                                   2006          2005
                                                ----------    ----------
OPERATING ACTIVITIES
Net income                                      $     44.8    $     20.5
Depreciation and amortization                         52.0          61.1
Changes in operating assets
 and liabilities, net                                (31.7)        (63.2)
Excess tax benefit from exercise of
 stock options and vesting of
 restricted stock                                     (0.7)            -
Other, net                                            19.7          (2.8)
                                                ----------    ----------
Net cash provided by operating activities             84.1          15.6
                                                ----------    ----------
INVESTING ACTIVITIES
Capital expenditures                                 (22.0)        (39.2)
Short-term investments, liquidations                     -         131.6
Net proceeds from repayment of leases                  6.3           7.6
Proceeds from the disposal of fixed assets             4.6          21.0
Net decrease in notes receivable                       1.0           5.0
Acquisitions, net of cash acquired                     0.2          (6.3)
Other, net                                             2.1           3.5
                                                ----------    ----------
Net cash provided by (used in)
 investing activities                                 (7.8)        123.2
                                                ----------    ----------
FINANCING ACTIVITIES
Issuance of long-term debt, net                      249.3             -
Repayments of long-term debt                          (6.1)        (50.6)
Repayments of lines of credit, net                    (2.0)         (0.7)
Dividends paid                                       (30.0)        (22.3)
Common stock issuances                                11.0           3.0
Common stock repurchases                             (22.4)            -
Excess tax benefit from exercise of
 stock options and vesting of
 restricted stock                                      0.7             -
                                                ----------    ----------
Net cash provided by (used in) financing
 activities                                          200.5         (70.6)
                                                ----------    ----------
Effect of exchange rate changes
 on cash and cash equivalents                          6.4           2.3
                                                ----------    ----------
Net increase in cash and cash equivalents            283.2          70.5
Cash and cash equivalents,
 beginning of period                                 423.8         216.6
                                                ----------    ----------
Cash and cash equivalents, end of period        $    707.0    $    287.1
                                                ==========    ==========

SOURCE  Steelcase Inc.
    -0-                             09/20/2006
    /CONTACT:  Investor Contact: Raj Mehan, Investor Relations,
+1-616-698-4734, or Media Contact: Deb Bailey, Communications,
+1-616-698-4397, both of Steelcase Inc./
    /First Call Analyst: /
    /FCMN Contact: tferris@steelcase.com /
    /Web site:  http://www.steelcase.com /